Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #7 to the Registration Statement on Form N-1A of ARK ETF Trust with respect to the filing of the Prospectus and Statement of Additional Information for The 3D Printing ETF and ARK Israel Innovative Technology ETF, each a series of ARK ETF Trust.

/s/Tait, Weller & Baker LLp

Philadelphia, Pennsylvania
January 21, 2016